UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

Smith & Wesson Brands, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1852 Proffitt Springs Road

Maryville, Tennessee 37801

(Address of principal executive offices) (Zip Code)

(800) 331-0852

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per Share	SWBI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 21, 2026 (the “Closing Date”), Smith & Wesson Brands, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Tristar Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), Long Range Intermediate LLC, a Delaware limited liability company (“Savage”), and Savarms, L.P., a Texas limited partnership (“Seller”) and a wholly owned subsidiary of JDH Capital I, L.P. (“JDH”), and concurrently consummated the transactions contemplated thereby (the “Closing”). Pursuant to the Merger Agreement, (i) Merger Sub merged with and into Savage, with Savage surviving such merger as a wholly owned subsidiary of the Company, and (ii) immediately thereafter, and as part of an integrated plan, Savage merged with and into the Company, with the Company surviving such merger (the mergers described by the foregoing items (i) and (ii), collectively, the “Mergers”). The Mergers, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes.

Under the terms of the Merger Agreement, at the effective time of the Mergers, the Company issued to the Seller 8,993,968 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and paid to the Seller $42.4 million in cash (such shares and cash, together with any cash paid to the Seller in settlement of the post-closing adjustment, the “Merger Consideration”).

The aggregate consideration paid to the Seller was determined by reference to an adjusted transaction value of approximately $164.9 million, representing the base transaction value of $160.0 million as adjusted based on estimates of Savage’s cash, indebtedness, transaction expenses, minimum cash balance and net working capital delivered at the Closing. The number of shares of Common Stock issued to the Seller in connection with the Closing was equal to 19.99% of the shares of Common Stock outstanding immediately prior to the effective time of the first merger, rounded down to the nearest whole share, valued at a reference price of $13.62 per share, the volume weighted average price per share of Common Stock on the Nasdaq Global Select Market for the 45 consecutive trading days ending on (and including) the third trading day immediately prior to the Closing Date. The balance of the Merger Consideration payable to the Seller at the Closing was paid in cash.

The foregoing amounts are subject to a post-closing adjustment, to be settled in cash, as further described in the Merger Agreement. The Merger Agreement also contains customary representations, warranties and covenants of the parties, as well as customary indemnification provisions. Additionally, the Company obtained a customary representations and warranties insurance policy. The Seller has agreed to customary non-competition and non-solicitation covenants. The payment obligations of the Seller in respect of the post-closing adjustment and its indemnification obligations under the Merger Agreement are guaranteed by JDH pursuant to a guaranty delivered at the Closing.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Investor Rights Agreement

Concurrently with the Closing, the Company and the Seller entered into an Investor Rights Agreement (the “Investor Rights Agreement”) which provides that, from the Closing Date until the earlier of (i) the first date on which the Seller’s beneficial ownership of the Company’s outstanding voting securities falls below 10%, and (ii) the termination of the standstill period (as defined in the Investor Rights Agreement) following the Seller’s permanent and irrevocable waiver of such right, together with the resignation of its designee, on or after the second anniversary of the Closing Date, the Seller shall have the right to designate one individual for nomination to the board of directors of the Company (the “Board”), subject to the director eligibility criteria and the other terms and conditions set forth therein. In addition, the Investor Rights Agreement provides for a customary lock-up, which expires in three equal installments on the dates that are 90, 240 and 360 days after the Closing Date, as well as customary standstill and transfer restrictions, in each case subject to the exceptions set forth therein. Further, during the standstill period and for so long as the Seller beneficially owns at least 10% of the Company’s outstanding voting securities, the Seller and its affiliates have also agreed to cause the shares they beneficially own to be voted in accordance with the recommendation of the Board with respect to the election of directors and other specific matters, subject to certain exceptions.

Further, the Investor Rights Agreement provides for customary registration rights with respect to the shares of Common Stock issued to the Seller as a portion of the Merger Consideration, subject to customary limitations, including with respect to minimum offering size and the maximum number of demands and underwritten shelf takedowns within specified periods. The Company has agreed to use its commercially reasonable efforts to file a resale shelf registration statement on Form S-3 covering those shares no later than 60 days following the Closing Date.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Investor Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement and Investor Rights Agreement have been filed to provide investors and securityholders with information regarding their terms and are not intended to provide any other factual information about the Company, Savage or the Seller. The representations, warranties and covenants contained in the Merger Agreement and Investor Rights Agreement were made solely for purposes of such agreement as of specific dates, may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms, including being qualified by confidential disclosures exchanged between the parties, and may be subject to a contractual standard of materiality different from what may be viewed as material to investors, or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts. Accordingly, no person should rely on the representations and warranties as statements of factual information.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed its acquisition of Savage pursuant to the Merger Agreement. The information contained in Item 1.01 of this Current Report on Form 8-K, including the descriptions of the Merger Agreement, the Merger Consideration and the Investor Rights Agreement, is incorporated by reference into this Item 2.01.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, the Company issued to the Seller shares of Common Stock as a portion of the Merger Consideration. The information contained in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Such shares of Common Stock were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement and the Investor Rights Agreement, effective immediately following the Closing, the Board appointed Michael D. Fertitta, the Seller’s designee, as a director, to serve until the next annual meeting of stockholders of the Company and until his successor is duly elected and qualified. Following Mr. Fertitta’s appointment, the Board consists of seven directors. The Board also appointed Mr. Fertitta to the Nominations and Corporate Governance Committee of the Board. The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Seller’s right to designate a director under the Investor Rights Agreement is incorporated by reference into this Item 5.02.

There are no family relationships between Mr. Fertitta and any director or executive officer of the Company, and there are no transactions in which Mr. Fertitta has an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K other than the Merger Agreement, the Investor Rights Agreement and the transactions described in this report.

Mr. Fertitta, age 50, is a Managing Director of JDH Capital Company, where he leads its real estate and royalty and minerals strategies and serves on its investment committee. Prior to joining JDH Capital Company, Mr. Fertitta served as Senior Vice President, General Counsel and Corporate Secretary of each of Hilcorp Energy Company and Harvest Midstream Company, and previously held positions at Och-Ziff Capital Management and in private law practice.

Mr. Fertitta will receive compensation for his service as a director on the same basis as the Company’s other non-employee directors. In connection with his appointment, Mr. Fertitta has entered into the Company’s standard form of indemnity agreement, a copy of which was filed as Exhibit 10.72 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2009.

Item 7.01.	Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the execution of the Merger Agreement and the completion of the acquisition of Savage. The Company also prepared a slide presentation related to its acquisition of Savage. Copies of the press release and slide presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information in the press release and slide presentation furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Furthermore, the information in this Item 7.01 of this Current Report on Form 8-K, including the information in the press release and slide presentation furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this initial report on Form 8-K must be filed.

(d) Exhibits.

Exhibit No.

2.1*	Agreement and Plan of Merger, dated October 21, 2026, by and among Smith & Wesson Brands, Inc., Tristar Merger Sub, LLC, Long Range Intermediate LLC and Savarms, L.P.

10.1*	Investor Rights Agreement, dated as of October 21, 2026, by and between Smith & Wesson Brands, Inc. and Savarms, L.P.

99.1	Press Release of Smith & Wesson Brands, Inc., dated October 21, 2026.

99.2	Slide Presentation of Smith & Wesson Brands, Inc., dated October 21, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits have been omitted from this filing pursuant to Item 601(a)(5) and Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON BRANDS, INC.

Date: October 21, 2026	By:	/s/ Deana L. McPherson
	Name:	Deana L. McPherson
	Title:	Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary